Exhibit 99.2

Global Eagle Reaches Agreement on Definitive Asset Purchase Agreement with

Substantial Majority of Senior Secured First Lien Term Loan Investors

Total Purchase Consideration of $675 Million

Commences Voluntary Chapter 11 Proceedings for U.S. Entities to Implement Sale

with New Liquidity of $80 Million in Debtor-in-Possession Financing

Transaction Expected to Reduce Company’s Total Debt by Approximately $475 Million and

Provide Significant New Liquidity, Including $125 Million Exit Facility

Continues to Operate Media and Connectivity Services and Support Mobility Customers

with Mission-Critical Broadband Infrastructure and Best-in-Class Content Solutions

LOS ANGELES, July 22, 2020 — Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle” or the “Company”), a leading provider of media, content, connectivity and data analytics to mobility end-markets across air, sea and land, today announced that it has agreed upon a definitive “stalking horse” asset purchase agreement under which substantially all of the Company’s assets will be acquired for total consideration of $675 million by an entity established at the direction of holders of approximately 90% of the Company’s senior secured first-lien term loans, led by lenders managed by Apollo Global Management, Inc. (“Apollo”), Eaton Vance Management, Arbour Lane Capital Management, L.P., Sound Point Capital Management, Mudrick Capital Management, or one or more of their respective affiliates, and certain funds and accounts under management by BlackRock Financial Management, Inc. (the “Investor Group”). The proposed transaction will have no material impact on Global Eagle’s global operations as the Company continues to provide services to all of its customers in the ordinary course, before and after the transaction. As a result of the proposed transaction, the Company will reduce its total debt by approximately $475 million and obtain significant additional liquidity, positioning it to continue driving long-term innovation and growth and serving its customers around the world.

“Today’s announcement represents a significant step forward that positions Global Eagle for long-term success as we continue connecting millions to high speed Wi-Fi and engaging content, anywhere, anytime,” said Joshua Marks, Chief Executive Officer of Global Eagle. “While we made important progress last year managing our cash flow and reducing operating expenses, we have been particularly impacted by COVID-19-related travel restrictions and demand declines in both airline and cruise end-markets. We expect to emerge from this process with a stronger balance sheet, significantly reduced debt and substantial liquidity, well-positioned to continue supporting our global customers into the future. Our investors have been strong strategic partners with Global Eagle, we appreciate their continued support, and we believe this is the best path forward for our company and our customers, partners and employees.”

Mr. Marks continued, “We remain steadfast in our belief that our airline, cruise line and other customers will recover from COVID-19 and generate significant long-term demand for our services. We are excited about the opportunities ahead to build on our strong foundation as the world’s leading entertainment and connectivity provider for mobility. We remain focused on supporting our customers as they plan for the COVID-19 recovery and beyond, and are working closely with our vendors and other partners. We thank our employees for their continued hard work and dedication to our customers and our company.”

Jeffrey Rosen, Managing Director with the Credit business segment of Apollo, said, “Global Eagle is a market leader in delivering in-flight and at-sea passenger experiences with entertainment, content and connectivity. While the Company reports that it has been impacted in recent months by COVID-19, we believe it benefits from a blue-chip customer base, industry-leading partnerships and an innovative platform built through years of strategic investments in technology. We believe Global Eagle’s services will continue to be core to the passenger experience over the long term, and see significant opportunities ahead for the Company to continue driving growth and innovation. We also have tremendous confidence in Josh and the management team’s ability to lead Global Eagle through the current environment and into the future, and look forward to working closely with them as we move forward.”

To facilitate the sale process, Global Eagle and certain of its U.S. subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Global Eagle continues to operate, and expects to continue operating and serving customers in the ordinary course during and following the court-supervised process. The Company remains focused on supporting its customers with best-in-class media, content and connectivity solutions for aviation, maritime, enterprise and government mobility end-markets.

In connection with this in-court process, Global Eagle will be obtaining $80 million in debtor-in-possession (“DIP”) financing from the Investor Group. The Company expects this new financing, together with cash generated from ongoing operations, to provide ample liquidity to support its operations during the sale process. In addition to this $80 million DIP financing, the acquisition is expected to be financed by an additional investment in the business in the form of a $125 million exit facility, which would include assumption or refinancing of the DIP financing.

The proposed transaction will be implemented pursuant to the terms of a Restructuring Support Agreement reached by the Company and the Investor Group. The proposed transaction is being undertaken pursuant to a court-supervised sale process under Section 363 of the U.S. Bankruptcy Code, with the Investor Group serving as the “stalking-horse” bidder. The proposed transaction is subject to higher or better offers and other customary conditions.

Global Eagle has filed a number of customary motions seeking court approval to continue supporting its operations during the court-supervised process, including the continued payment of employee wages and benefits without interruption. The Company intends to pay vendors and partners to its affected U.S. subsidiaries in full under normal terms for goods and services provided on or after the filing date, and expects to receive approval for all of these requests. Vendors to Global Eagle’s non-U.S. subsidiaries will continue to be paid in the ordinary course, regardless of when goods or services were delivered.

Additional information regarding Global Eagle’s restructuring and sale process is available at www.ConnectWithGlobalEagle.com. Court filings and other information related to the proceedings are available on a separate website administrated by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/GEE, by calling Prime Clerk toll-free at 877-930-4318 (or 347-897-4054 for calls originating outside of the U.S.) or by sending an email to GEEinfo@primeclerk.com.

Latham & Watkins LLP is serving as the Company’s legal counsel. Greenhill & Co., Inc. is serving as the Company’s financial advisor and Alvarez & Marsal is serving as the Company’s restructuring advisor.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,100 employees and 30 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contacts:

Investors

Peter A. Lopez

Vice President, Finance and Investor Relations

+1 310-740-8624

investor.relations@GlobalEagle.com

Media

Michael Freitag / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the impact of our filing for bankruptcy protection under Chapter 11, our proposed restructuring activities and proposed asset sale, operating-expense and cost structure improvements and reductions and our ability to execute and realize the benefits of the proposed restructuring and proposed asset sale, our cost-savings plans, financial covenant compliance, margins, profitability, future efficiencies, liquidity, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	the impact of our bankruptcy filing on our relationships with customers, investors, employees, advisors and vendors;

•	the effect that the rapid spread of contagious illnesses, such as the coronavirus, is and could continue to have on our business and results of operations;

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our ability to successfully pursue and consummate financing, recapitalization, strategic transactions (including the proposed asset sale) and other similar transactions to address the substantial doubt about the company’s ability to continue as a going concern;

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our ability to satisfy the conditions to closing the proposed restructuring and proposed asset sale, including our ability to obtain requisite approvals from the federal bankruptcy court and 3rd parties;

•	our ability to anticipate and keep pace with rapid changes in customer needs and technology;

•	negative external perceptions that damage our reputation among potential customers, investors, employees, advisors and vendors;

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service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

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the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, on our business, our relationships with customers, vendors and our reputation;

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our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance;

•	the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	our ability to execute on our operating-expense and cost-structure realignment plan and realize the benefits of those initiatives;

•	our dependence on the travel industry;

•	our ability to expand our international operations and the risks inherent in our international operations, especially in light of current and future trade and national-security disputes;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;

•	our dependence on our existing relationship and agreement with Southwest Airlines;

•	the timing and conditions surrounding the return to normal production and revenue service of the Boeing 737 MAX aircraft;

•	our ability to develop new products or services or enhance those we currently provide in our Media & Content segment;

•	our ability to accelerate dividends from, or dispose of our 49% interest in, Wireless Maritime Services, LLC (“WMS”);

•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;

•	our ability to successfully divest or dispose of business that are deemed not to fit with our strategic plan;

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the effect of future acts or threats of terrorism, threats to national security and other actual or potential conflicts, wars, geopolitical disputes or similar events on the use of Wi-Fi enabled devices on our aircraft and maritime vessels;

•	the effect of natural disasters, adverse weather conditions or other environmental incidents on our business;

•	the possibility that our insurance policies may not fully cover all loses we incur;

•	our ability to obtain new customers and renew agreements with existing customers;

•	our customers’ solvency, inability to pay and/or delays in paying us for our services, and potential claims related to payments from customers received prior to such customers’ insolvency proceedings;

•	our ability to retain and effectively integrate and train key members of senior management;

•	our ability to recruit, train and retain highly skilled technical employees;

•	our ability to receive the anticipated cash distributions or other benefits from our investment in the WMS joint venture;

•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;

•	our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited;

•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;

•	our exposure to interest rate and foreign currency risks;

•	the effect of political changes and developments globally, including Brexit, on our customers and our business;

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our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;

•	customer attrition due to direct arrangements between satellite providers and customers;

•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;

•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;

•	satellite failures or degradations in satellite performance;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Connectivity segment’s products;

•	increased on-board use of personal electronic devices and content accessed and downloaded prior to travel which may cause airlines to reduce investment in seatback entertainment systems;

•	increased competition in the in-flight entertainment and in-flight connectivity system supply chain;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);

•	a reduction in the volume or quality of content produced by studios, distributors or other content providers or their refusal to license content or other rights upon terms acceptable to us;

•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);

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the refusal of content providers to license content to us, operational complexity and increased costs or reducing content that we offer due to challenges maintaining and tracking our music content licenses and rights related thereto, which could cause a decline in customer retention or inability to win new business; our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;

•	our ability to successfully implement a new enterprise resource planning system;

•	our ability to protect our intellectual property;

•	the effect on our business and customers due to disruption of the technology systems utilized in our business operations;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;

•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;

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compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration, the U.S. Department of Treasury’s Office of Foreign Asset Control, Federal Communications Commission, and Federal Trade Commission and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	regulation by foreign government agencies that increases our costs of providing services or requires us to change services;

•	changes in government regulation of the Internet, including e-commerce or online video distribution;

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our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, the General Data Protection Regulation and the California Consumer Privacy Act;

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changes in foreign and domestic civil aviation authorities’ orders, airworthiness directives, or other regulations that restrict our customers’ ability to operate aircraft on which we provide services;

•	our (along with our directors’ and officers’) exposure to civil stockholder litigation relating to our investor disclosures and the related costs of defending and insuring against such litigation;

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uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

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limitations on our cash flow available to make investments due to our substantial indebtedness and covenants set forth in our debt agreements, including a maximum consolidated first lien net leverage ratio covenant and a minimum liquidity covenant, and our ability to generate sufficient cash flow to make principal and interest payments thereon, comply with our reporting and financial covenants, or fund our operations;

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our ability to repay the principal amount of our bank debt, including any debtor-in-possession financing and any related financings, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity or upon acceleration thereof, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

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the negative impact of our proposed restructuring activities and proposed asset sale on the holders of our outstanding common stock or Convertible Notes, who are not expected to receive any consideration as a result of such transactions;

•	the conditional conversion of our Convertible Notes;

•	the effect on our reported financial results of the accounting method for our Convertible Notes;

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the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	the effect of the downgrade of our credit rating on our business, reputation and ability to raise capital;

•	our potential as a takeover target due to price depression of our common stock;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;

•	conflicts between our interests and the interests of our largest stockholders;

•	volatility of the market price of our securities;

•	anti-takeover provisions contained in our charter and bylaws and our Shareholder Rights Plan;

•	the dilution of our common stock if we issue additional equity or convertible debt securities;

•	the possibility that we may experience delays in filing our periodic SEC reports due to our material weaknesses in our internal control over financial reporting;

•	additional losses due to further impairment in the carrying value of our goodwill;

•	changes in accounting standards, including the new credit loss standards; and

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other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

The forward-looking statements herein speak only as of the date the statements are made as of (the filing date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.